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                                                     EXHIBIT NO. 99(j)(1)


















                             CUSTODIAN CONTRACT

                                   Between

                     MFS GOVERNMENT MARKETS INCOME TRUST

                                     and

                     STATE STREET BANK AND TRUST COMPANY




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                              TABLE OF CONTENTS


                                                                          Page

1.       EMPLOYMENT OF CUSTODIAN AND PROPERTY TO BE HELD BY IT             1

2.       DUTIES OF THE CUSTODIAN WITH RESPECT TO PROPERTY
         OF THE TRUST HELD BY THE CUSTODIAN                                2

         2.1.     Holding Securities                                       2
         2.2.     Delivery of Securities                                   2
         2.3.     Registration of Securities                               6
         2.4.     Bank Accounts                                            6
         2.5.     Investment and Availability of
                           Federal Funds                                   7
         2.6.     Collection of Income                                     8
         2.7.     Payment of Trust Monies                                  8
         2.8.     Liability for Payment in Advance of
                           Receipt of Securities Purchased                 10
         2.9.     Appointment of Agents                                    11
         2.10     Deposit of Trust Assets in Securities
                           System                                          11
         2.11.    Segregated Account                                       13
         2.12.    Ownership Certificates for Tax Purposes                  15
         2.13.    Proxies                                                  15
         2.14.    Communications Relating to Trust
                           Portfolio Securities                            15
         2.15.    Proper Instructions                                      16
         2.16     Actions Permitted Without Express Authority              16
         2.17     Evidence of Authority                                    17

3.       DUTIES OF THE CUSTODIAN WITH RESPECT TO THE BOOKS
         OF ACCOUNT AND CALCULATION OF NET ASSET VALUE
         AND NET INCOME                                                    17

4.       RECORDS                                                           18

5.       OPINION OF TRUST'S INDEPENDENT ACCOUNTANT                         19

6.       REPORTS TO TRUST BY INDEPENDENT PUBLIC
         ACCOUNTANTS                                                       19

7.       COMPENSATION OF CUSTODIAN                                         19

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                                                                          Page

8.       RESPONSIBILITY OF CUSTODIAN                                       20

9.       EFFECTIVE PERIOD, TERMINATION AND AMENDMENT                       21

10.      SUCCESSOR CUSTODIAN                                               22

11.      INTERPRETIVE AND ADDITIONAL PROVISIONS                            24

12.      MASSACHUSETTS LAW TO APPLY                                        24

13.      PRIOR CONTRACTS                                                   24

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                             CUSTODIAN CONTRACT



         This Contract between MFS Government Markets Income Trust, a business trust organized and existing under the laws of The Commonwealth of Massachusetts, having its principal place of business at 200 Berkeley Street, Boston, Massachusetts, hereinafter called the "Trust", and State Street Bank and Trust Company, a Massachusetts trust company, having its principal place of business at 225 Franklin Street, Boston, Massachusetts, 02110, hereinafter called the "Custodian",

         WITNESSETH: That in consideration of the mutual covenants and agreements hereinafter contained, the parties hereto agree as follows:

1.       Employment of Custodian and Property to be Held by It

         The Trust hereby employs the Custodian as the custodian of its assets pursuant to the provisions of its Declaration of Trust. The Trust agrees to deliver to the Custodian all securities and cash owned by it, and all payments of income, payments of principal or capital distributions received by it with respect to all securities owned by the Trust from time to time, and the cash consideration received by it for such shares of beneficial interest ("Shares") of the Trust as may be issued or sold from time to time. The Custodian shall not be responsible for any property of the Trust held or received by the Trust and not delivered to the Custodian.

         Upon receipt of "Proper Instructions" (within the meaning of Section 2.15), the Custodian shall from time to time employ one or more subcustodians, but only in accordance with an applicable vote by the

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Board of Trustees of the Trust,  and provided that the  Custodian  shall have no more or less responsibility or liability to the Trust on account of any actions or omissions of any sub-custodian so employed than any such subcustodian has to the Custodian.

2. Duties of the Custodian with Respect to Property of the Trust Held By the Custodian.

2.1.     Holding   Securities.   The  Custodian  shall  hold  and  physically
         segregate for the account of the Trust all non-cash property, including all securities owned by the Trust, other than securities which are maintained pursuant to Section 2.10 in a clearing agency which acts as a securities depository or in a book-entry system authorized by the U.S. Department of the Treasury, collectively referred to herein as a "Securities System".

2.2. Delivery of Securities. The Custodian shall release and deliver securities owned by the Trust held by the Custodian or in a Securities System account of the Custodian only upon receipt of Proper
         Instructions, which may be continuing instructions when deemed appropriate by the parties, and only in the following cases:

                 1. Upon sale of such securities for the account of the Trust and receipt of payment therefor;

                 2. Upon the  receipt  of  payment  in  connection  with any repurchase agreement related to such securities entered into by the Trust;

                 3. In the  case of a sale  effected  through  a  Securities
                    System, in accordance with the provisions of Section 2.10 hereof;

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                 4. To the  depository  agent in  connection  with  tender or other similar offers for portfolio securities of the Trust;

                 5. To the issuer  thereof or its agent when such  securities are called,  redeemed,  retired or otherwise become payable;
                    provided   that,  in  any  such  case,  the  cash  or  other
                    consideration is to be delivered to the Custodian;

                 6. To the issuer  thereof,  or its agent,  for transfer into the name of the Trust or into the name of any nominee or nominees of the Custodian or into the name or nominee name of any agent appointed pursuant to Section 2.9 or into the name or nominee name of any sub-custodian appointed pursuant to Article 1; or for exchange for a different number of bonds, certificates or other evidence representing the same aggregate face amount or number of units; provided that, in any such case, the new securities are to be delivered to the Custodian;

                 7. Upon the sale of such  securities  for the account of the
                    Trust, to the broker or its clearing agent, against a receipt, for examination in accordance with "street delivery" custom; provided that in any such case, the Custodian shall have no responsibility or liability for any loss arising from the delivery of such securities prior to receiving payment for such securities except as may arise from the Custodian's own negligence or willful misconduct;

                 8. For  exchange  or  conversion  pursuant  to any  plan of merger, consolidation, recapitalization, reorganization or

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                    readjustment  of  the  securities  of  the  issuer  of  such
                    securities,   or  pursuant  to  provisions   for  conversion
                    contained  in such  securities,  or  pursuant to any deposit
                    agreement;   provided  that,  in  any  such  case,  the  new
                    securities and cash, if any, are to be delivered to the Custodian;

                 9. In the case of  warrants,  rights or similar  securities, the surrender thereof in the exercise of such warrants, rights or similar securities or the surrender of interim receipts or temporary securities for definitive securities; provided that, in any such case, the new securities and cash, if any, are to be delivered to the Custodian;

                10. For delivery in connection  with any loans of securities made by the Trust, but only against receipt of adequate collateral as agreed upon from time to time by the Custodian and the Trust, which may be in the form of cash or obligations issued by the United States government, its agencies or instrumentalities, except that in connection with any loans for which collateral is to be credited to the Custodian's account in the book-entry system authorized by the U.S. Department of the Treasury, the Custodian will not be held liable or responsible for the delivery of securities owned by the Trust prior to the receipt of such collateral;

               11.  For  delivery  as  security  in  connection   with  any
                    borrowings by the Trust requiring a pledge of assets by the Trust, but only against receipt of amounts borrowed;

               12. For delivery in accordance with the provisions of any

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                    agreement among the Trust, the Custodian and a broker-dealer registered under the Securities Exchange Act of 1934 (the "Exchange Act") and a member of The National Association of Securities Dealers, Inc. ("NASD"), relating to compliance with the rules of The Options Clearing Corporation and of any registered national securities exchange, or of any similar organization or organizations, regarding escrow or other arrangements in connection with transactions by the Trust;

                13. For delivery in  accordance  with the  provisions of any agreement among the Trust, the Custodian, and a Futures Commission Merchant registered under the Commodity Exchange Act, relating to compliance with the rules of the Commodity Futures Trading Commission and/or any Contract Market, or any similar organization or organizations, regarding account deposits in connection with transactions by the Trust;

                14. Upon  receipt of  instructions  from the  transfer  agent
                    ("Transfer Agent") for the Trust, for delivery to such Transfer Agent or to the holders of shares in connection with distributions in kind, as may be described from time to time in the Trust's currently effective prospectus and statement of additional information ("prospectus"), in satisfaction of requests by holders of Shares for repurchase or redemption; and

                15. For  any  other  proper  corporate purpose, but only upon

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                    receipt of, in addition to Proper Instructions,  a certified copy of a resolution of the Board of Trustees or of the Executive Committee of the Trust's investment adviser or the investment advisor of the Trust, respectively, signed by an officer of the Trust and certified by the Secretary or an Assistant Secretary, setting forth the purposes for which such delivery is to be made, declaring such purposes to be proper corporate purpose, and naming the person or persons to whom delivery of such securities shall be made.

2.3. Registration of Securities. Securities held by the Custodian (other than bearer securities) shall be registered in the name of the Trust or in the name of any nominee of the Trust or of any nominee of the Custodian which nominee shall be assigned exclusively to the Trust, unless the Trust has authorized in writing the appointment of a nominee to be used in common with other registered investment companies having the same investment adviser as the Trust, or in the name or nominee name of any agent appointed pursuant to Section 2.9 or in the name or nominee name of any sub-custodian appointed pursuant to Article 1. All securities accepted by the Custodian on behalf of the Trust under the terms of this Contract shall be in "street name" or other good delivery form.

2.4. Bank Accounts. The Custodian shall open and maintain a separate bank account or accounts (the "Trust's Account or Accounts") in the name of the Trust, subject only to draft or order by the Custodian acting pursuant to the terms of this Contract, and shall hold in such account or accounts, subject to the provisions hereof, all cash received by it from or for the account of the

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         Trust,  other  than  cash  maintained  by the  Trust in a bank  Account established and used in accordance with Rule 17f-3 under the Investment Company Act of 1940. Funds held by the Custodian for the Trust may be deposited by it to its credit as Custodian in the Banking Department of the Custodian or in such other banks or trust companies as it may in its discretion deem necessary or desirable; provided, however, that every such bank or trust company shall be qualified to act as a custodian under the Investment Company Act of 1940 and that each such bank or trust company and the funds to be deposited with each such bank or trust company be approved by vote of a majority of the Board of Trustees of the Trust. Such funds shall be deposited by the Custodian in its capacity as Custodian and shall be withdrawable by the Custodian only in that capacity.

2.5.     Investment  and   Availability   of  Federal   Funds.   Upon  mutual
         agreement between the Trust and the Custodian, the Custodian shall, upon the receipt of Proper Instructions,

                       1. invest in such  instruments as may be set forth in
                          such instruments as may be set forth in such instructions on the same day as received all federal funds received after a time agreed upon the Custodian and the Trust; and

                       2. make  federal  funds  available to the Trust as of
                          specified times agreed upon from time to time by the Trust and the Custodian in the amount of checks received in payment for Shares of the Trust which are deposited into the Trust's Account.

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2.6.     Collection  of  Income.  The  Custodian  shall  collect  on a timely basis all  income and other  payments  with  respect  to  registered securities held hereunder to which the Trust shall be entitled either by law or pursuant to custom in the securities business, and shall collect on a timely basis all income and other payments with respect to bearer securities if, on the date of payment by the issuer, such securities are held by the Custodian or agent thereof and shall credit such income, as collected, to such Trust's
         custodian   Account.   Without   limiting  the   generality  of  the
         foregoing, the Custodian shall detach and present for payment all coupons and other income items requiring presentation as and when they become due and shall collect interest when due on securities held hereunder. Income due the Trust on securities loaned pursuant to the provisions of Section 2.2 (10) shall be the responsibility of the Trust. The Custodian will have no duty or responsibility in connection therewith, other than to provide the Trust with such information or data as may be necessary to assist the Trust in arranging for the timely delivery to the Custodian of the income to which the Trust is properly entitled.

2.7. Payment of Trust Monies. Upon receipt of Proper Instructions, which may be continuing instructions when deemed appropriate by the parties, the Custodian shall pay out monies of the Trust in the following cases only:

                 1) Upon the purchase of  securities,  for the account of the
                    Trust but only (a) against the delivery of such securities to the Custodian (or any bank, banking firm or trust

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                    company doing  business in the United States or abroad which is qualified under the Investment Company Act of 1940, as amended, to act as a custodian and has been designated by the Custodian as its agent for this purpose) registered in the name of the Trust or in the name of a nominee of the Custodian referred to in Section 2.3 hereof or in proper form for transfer; (b) in the case of a purchase effected
                    through  a  Securities   System,   in  accordance  with  the
                    conditions set forth in Section 2.10 hereof; or (c) in the of repurchase agreements entered into between the Trust and the Custodian, or another bank, or a broker-dealer which is a member of NASD (i) against delivery of the securities either in certificate form or through an entry crediting the Custodian's account at the Federal Reserve Bank with such
                    securities   or  (ii)   against   delivery  of  the  receipt
                    evidencing purchase by the Trust of securities owned by the Custodian along with written evidence of the agreement by the Custodian to repurchase such securities from the Trust;

                 2) In connection with  conversion,  exchange or surrender of securities owned by the Trust as set forth in Section 2.2 hereof;

                 3) For the payment of any expense or  liability  incurred by the Trust, including but not limited to the following payments for the account of the Trust: interest, taxes, management, accounting, transfer agent and legal fees, and operating expenses of the Trust whether or not such expenses are to be in whole or part capitalized or treated

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                    as deferred expenses;

                 4) For the payment of any dividends declared pursuant to the governing documents of the Trust;

                 5) For  payment  of the  amount  of  dividends  received  in respect of securities sold short;

                 6) For any other proper  purpose,  but only upon receipt of, in addition to Proper Instructions, a certified copy of a resolution of the Board of Trustees or of the Executive Committee of the Trust signed by an officer of the Trust and certified by its Secretary or an Assistant Secretary, setting forth the purpose for which such payment is to be made, declaring such purpose to be a proper purpose, and naming the person or persons to whom such payment is to be made.

2.8.     Liability   for  Payment  in  Advance  of  Receipt  of  Securities
         Purchased. In any and every case where payment for purchase of securities for the account of the Trust is made by the Custodian in advance of receipt of the securities purchased in the absence of specific written instructions from the Trust to so pay in advance, the Custodian shall be absolutely liable to the Trust for such securities to the same extent as if the securities had been received by the Custodian, except that in the case of repurchase agreements entered into by the Trust with a bank which is a member of the Federal Reserve System, the Custodian may transfer funds to the account of such bank prior to the receipt of

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         written  evidence  that  the  securities  subject  to  such  repurchase agreements, have been transferred by book-entry into a segregated non-proprietary account of the Custodian maintained with the Federal Reserve Bank of Boston or of the safe-keeping receipt, provided that such securities have in fact been so transferred by book-entry.

2.9. Appointment of Agents. The Custodian may at any time or times in its discretion appoint (and may at any time remove) any other bank or trust company which is itself qualified under the Investment Company Act of 1940, as amended, to act as a custodian, as its agent to carry out such of the provisions of this Article 2 as the Custodian may from time to time direct; provided, however, that the appointment of any agent shall not relieve the Custodian of its responsibilities or liabilities hereunder.

2.10 Deposit of Trust Assets in Securities Systems. The Custodian may deposit and/or maintain securities owned by the Trust in a clearing agency registered with the Securities and Exchange Commission under
         Section 17A of the Securities Exchange Act of 1934, which acts as a securities depository, or in the book-entry system authorized by the U.S. Department of the Treasury and certain federal agencies, collectively referred to herein as "Securities System" in accordance with applicable Federal Reserve Board and Securities and Exchange Commission rules and regulations, if any, and subject to the following provisions:

                 1. The  Custodian  may  keep  securities  of the  Trust in a
                    Securities   System   provided  that  such   securities  are
                    represented in an account ("Custodian's Account") of the

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                    Custodian in the  Securities  System which shall not include any assets of the Custodian other than assets held as a fiduciary, custodian or otherwise for customers;

                 2. The records of the  Custodian  with respect to securities of the Trust which are maintained in a Securities System shall identify by book-entry those securities belonging to the Trust;

                 3. The Custodian shall pay for securities  purchased for the account of the Trust upon (i) receipt of advice from the Securities System that such securities have been transferred to the Custodian's Account, and (ii) the making of an entry on the records of the Custodian to reflect such payment and transfer for the account of the Trust. The Custodian shall transfer securities sold for the account of the Trust upon
                    (i) receipt of advice from the Securities System that payment for such securities has been transferred to the Custodian's Account, and (ii) the making of an entry on the records of the Custodian to reflect such transfer and payment for the account of the Trust. Copies of all advices from the Securities System of transfers of securities for the account of the Trust shall identify the Trust, be maintained for the Trust by the Custodian and be provided to the Trust at its request. Upon request, the Custodian shall furnish the Trust confirmation of each transfer to or from the account of the Trust in the form of a written advice or notice and

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
                    shall furnish to the Trust copies of daily transaction sheets reflecting each day's transactions in the Securities System for the account of the Trust.

                 4. The  Custodian  shall  provide  the Trust with any report obtained by the Custodian on the Securities System's accounting system, internal accounting control and procedures for safeguarding securities deposited in the Securities System;

                 5. The  Custodian  shall have received the initial or annual certificate,  as the  case may be,  required  by  Article  9 hereof;

                 6. Anything   to   the   contrary   in   this    Contract
                    notwithstanding, the Custodian shall be liable to the Trust for any loss or damage to the Trust resulting from use of the Securities System by reason of any negligence, misfeasance or misconduct of the Custodian or any of its agents or of any of its or their employees or from failure of the Custodian or any such agent to enforce effectively such rights as it may have against the Securities System; at the election of the Trust, it shall be entitled to be subrogated to the rights of the Custodian with respect to any claim against the Securities System or any other person which the Custodian may have as a consequence of any such loss or damage if and to the extent that the Trust has not been made whole for any such loss or damage.

2.11.    Segregated Account.  The Custodian shall upon receipt of Proper

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

         Instructions establish and maintain a segregated account or accounts for and on behalf of the Trust, into which account or accounts may be transferred cash and/or securities, including securities maintained in an account by the Custodian pursuant to Section 2.10 hereof, (i) in accordance with the provisions of any agreement among the Trust, the Custodian and a broker-dealer registered under the Exchange Act and a member of the NASD (or any futures commission merchant registered under the Commodity Exchange Act), relating to compliance with the rules of The Options Clearing Corporation and of any registered national securities exchange (or the Commodity Futures Trading Commission or any registered contract market), or of any similar organization or organizations, regarding escrow or other arrangements in connection with transactions by the Trust, (ii) for purposes of segregating cash or government securities in connection with options purchased, sold or written by the Trust or commodity futures contracts or options thereon purchased or sold by the Trust, (iii) for the purposes of compliance by the Trust with the procedures required by Investment Company Act Release No. 10666, or any subsequent release or releases of the Securities and Exchange Commission relating to the maintenance of segregated accounts by registered investment companies and (iv) for other proper corporate purposes, but only, in the case of clause (iv), upon receipt of, in addition to Proper Instructions, a certified copy of a resolution of the Board of Trustees or of the Executive Committee of the investment adviser of the Trust signed by an officer of the Trust or an investment adviser of the Trust, respectively, and certified by the Secretary or an Assistant Secretary, setting forth the purpose

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         or purposes of such  segregated  account and declaring such purposes to be proper corporate purposes.

2.12. Ownership Certificates for Tax Purposes. The Custodian shall execute ownership and other certificates and affidavits for all federal and state tax purposes in connection with receipt of income or other payments with respect to securities of the Trust held by it and in connection with transfers of securities.

2.13. Proxies. The Custodian shall, with respect to the securities held hereunder, cause to be promptly executed by the registered holder of such securities, if the securities are registered otherwise than in the name of the Trust or a nominee of the Trust, all proxies, without indication of the manner in which such proxies are to be voted, and shall promptly deliver to the Trust such proxies, all proxy soliciting materials and all notices relating to such securities.

2.14.    Communications   Relating  to  Trust   Portfolio   Securities.   The
         Custodian   shall  transmit   promptly  to  the  Trust  all  written
         information (including, without limitation, pendency of calls and maturities of securities and expirations of rights in connection therewith and notices of exercise of call and put options written by the Trust and the maturity of futures contracts purchased or sold by the Trust) received by the Custodian from issuers of the securities being held for the Trust. With respect to tender or exchange offers, the Custodian shall transmit promptly to the Trust all written information received by the Custodian from issuers of the securities whose tender or exchange is sought and from the party (or his agents) making the tender or exchange offer. If the Trust desires to take action with respect to any tender offer, exchange offer or any other similar transaction, the Trust shall notify the Custodian at least three business days prior to the date on which the Custodian is to take such action.

2.15     Proper  Instructions.  Proper  Instructions  as used throughout this
         Article 2 means a writing signed or initialled by one or more person or persons as the Board of Trustees shall have from time to time authorized. Each such writing shall set forth the specific transaction or type of transaction involved, including a specific statement of the purpose for which such action is requested. Oral instructions will be considered Proper Instructions if the Custodian reasonably believes them to have been given by a person authorized to give such instructions with respect to the transaction involved. The Trust shall cause all oral instructions to be confirmed in writing. Upon receipt of a certificate of the Secretary or an Assistant Secretary as to the authorization by the Board of Trustees of the Trust accompanied by a detailed description of procedures approved by the Board of Trustees, Proper Instructions may include communications effected directly between electro-mechanical or electronic devices provided that the Board of Trustees and the Custodian are satisfied that such procedures afford adequate safeguards for the Trust's assets.

2.16. Actions Permitted without Express Authority. The Custodian may in its discretion, without express authority from the Trust:

                 1. make  payments to itself or others for minor  expenses of handling securities or other similar items relating to its duties under this Contract, provided that all such payments shall be accounted for to the Trust;

                 2. surrender  securities in temporary form for securities in definitive form;

                 3. endorse for collection, in the name of the Trust, checks, drafts and other negotiable instruments; and

                 4. in general,  attend to all  non-discretionary  details in connection with the sale, exchange, substitution, purchase, transfer and other dealings with the securities and property of the Trust except as otherwise directed by the Board of Trustees of the Trust.

2.17. Evidence of Authority. The Custodian shall be protected in acting upon any instructions, notice, request, consent, certificate or other instrument or paper believed by it to be genuine and to have been properly executed by or on behalf of the Trust. The Custodian may receive and accept a certified copy of a vote of the Board of Trustees of the Trust as conclusive evidence (a) of the authority of any person to act in accordance with such vote or (b) of any determination or of any action by the Board of Trustees pursuant to the Declaration of Trust as described in such vote, and such vote may be considered as in full force and effect until receipt by the Custodian of written notice to the contrary.

3. Duties of the Custodian with Respect to the Books of Account and Calculation of Net Asset Value and Net Income. The Custodian shall cooperate with and supply necessary information to the entity or entities appointed by the Board of Trustees of the Trust to keep the books of account of the Trust and/or compute the net asset value per share of the outstanding shares of the Trust or, if directed in writing to do so by the Trust, shall itself keep such books of account and/or compute such net asset value per share. If so directed, the Custodian shall also calculate weekly the net income of the Trust as described in the Trust's currently effective prospectus and shall advise the Trust and the Transfer Agent weekly of the total amounts of such net income and, if instructed in writing by an officer of the Trust to do so, shall advise the Transfer Agent periodically of the division of such net income among its various components. The calculations of the net asset value per share and the daily income of the Trust shall be made at the time or times described from time to time in the Trust's currently effective prospectus.

4. Records. The Custodian shall create and maintain all records relating to its activities and obligations under this Contract in such manner as will meet the obligations of the Trust under the Investment Company Act of 1940, with particular attention to Section 31 thereof and Rules 31a-1 and 31a-2 thereunder, applicable federal and state tax laws and any other law or administrative rules or procedures which may be applicable to the Trust. All such records shall be the property of the Trust and shall at all times during the regular business hours of the Custodian be open for inspection by duly authorized officers, employees or agents of the Trust and employees and agents of the Securities and Exchange Commission. The Custodian shall, at the Trust's request, supply the Trust with a tabulation of securities owned by the Trust and held by the Custodian and shall, when requested to do so by the Trust and for such compensation as shall be agreed upon between the Trust and the Custodian, include certificate numbers in such tabulations.

5. Opinion of Trust's Independent Accountant. The Custodian shall take all reasonable action, as the Trust may from time to time request, to obtain from year to year favorable opinions from the Trust's independent accountants with respect to its activities hereunder in connection with the preparation of the Trust's Form N-1A, and Form N-SAR or other annual reports to the Securities and Exchange Commission and with respect to any other requirements of such Commission.

6. Reports to Trust by Independent Public Accountants. The Custodian shall provide the Trust, at such times as the Trust may reasonably require, with reports by independent public accountants on the accounting system, internal accounting control and procedures for safeguarding securities, futures contracts and options on futures contracts, including securities deposited and/or maintained in a Securities System, relating to the services provided by the Custodian under this Contract; such reports, shall be of sufficient scope and in sufficient detail, as may reasonably be required by the Trust, to provide reasonable assurance that any material inadequacies would be disclosed by such examination, and, if there are no such inadequacies, the reports shall so state.

7. Compensation of Custodian. The Custodian shall be entitled to reasonable compensation for its services and expenses as Custodian, as agreed upon from time to time between the Trust and the Custodian.

8. Responsibility of Custodian. So long as and to the extent that it is in the exercise of reasonable care, the Custodian shall not be responsible for the title, validity or genuineness of any property or evidence of title thereto received by it or delivered by it pursuant to this Contract and shall be held harmless in acting upon any notice, request, consent, certificate or other instrument reasonably believed by it to be genuine and to be signed by the proper party or parties. The Custodian shall be held to the exercise of reasonable care in carrying out the provisions of this Contract and shall be indemnified by the Trust for any action taken or omitted by it in the proper execution of instructions from the Trust. It shall be entitled to rely on and may act upon advice of counsel for the Trust on all matters and shall be without liability for any action reasonably taken or omitted pursuant to such advice.

         The Trust agrees to indemnify and hold harmless the Custodian and its nominee from and against all taxes, charges, expenses, assessments, claims and liabilities (including counsel fees) incurred or assessed against it or its nominee in connection with the performance of this Contract, except such as may arise from it or its nominee's own negligent action, negligent failure to act or willful misconduct. The Custodian is authorized to charge any account of the Trust for such items and its fees. To secure any such authorized charges and any advances of cash or securities made by the Custodian to or for the benefit of the Trust for any purpose which results in the Trust incurring an overdraft at the end of any business day or for extraordinary or emergency purposes during any business day, the Trust on behalf of the Portfolio hereby grants to the Custodian a security interest in and pledges to the Custodian securities held for it by the Custodian, in an amount not to exceed 5 percent of the Trust's gross assets, the specific securities to be designated in writing from time to time by the Trust or its investment adviser (the "Pledged Securities"). Should the Trust fail to repay promptly any advances of cash or securities, the Custodian shall be entitled to use available cash and to dispose of the Pledged Securities as is necessary to repay any such advances.

9. Effective Period. Termination and Amendment. This Contract shall become effective as of its execution, shall continue in full force and effect until terminated as hereinafter provided, may be amended at any time by mutual agreement of the parties hereto and may be terminated by either party by an instrument in writing delivered or mailed, postage prepaid to the other party, such termination to take effect not sooner than thirty (30) days after the date of such delivery or mailing; provided, however that the Custodian shall not act under Section 2.10 hereof in the absence of receipt of an initial certificate of the Secretary or an Assistant Secretary that the Board of Trustees of the Trust has approved the initial use of a particular Securities System and the receipt of an annual certificate of the Secretary or an Assistant Secretary that the Board of Trustees have reviewed the use by the Trust of such Securities System, as required in each case by Rule 17f-4 under the Investment Company Act of 1940, as amended and; provided further, however, (a) that the Trust shall not amend or terminate this Contract in contravention of any applicable federal or state regulations, or any provision of the Declaration of Trust, and (b) that the Trust may at any time by action of its Board of Trustees (i) substitute another bank or trust company for the Custodian by giving notice as described above to the Custodian, or (ii) immediately terminate this Contract in the event of the appointment of a conservator or receiver for the Custodian or upon the happening of a like event at the direction of an appropriate regulatory agency or court of competent jurisdiction.

         Upon termination of the Contract, the Trust shall pay to the Custodian such compensation as may be due as of the date of such termination and shall likewise reimburse the Custodian for its costs, expenses and disbursements. 10. Successor Custodian. If a successor custodian shall be appointed by the Board of Trustees of the Trust, the Custodian shall, upon termination, deliver to such successor custodian at the office of the Custodian, duly endorsed and in the form for transfer, all securities then held by it hereunder and shall transfer to an account of the successor custodian all of the Trust's securities held in a Securities System.

         If no such successor custodian shall be appointed, the Custodian shall, in like manner, upon receipt of a certified copy of a vote of the Board of Trustees of the Trust, deliver at the office of the Custodian and transfer such securities, funds and other properties in accordance with such vote.

         In the event that no written order designating a successor custodian or certified copy of a vote of the Board of Trustees shall have been delivered to the Custodian on or before the date when such termination shall become effective, then the Custodian shall have the right to deliver to a bank or trust company, which is a "bank" as defined in the Investment Company Act of 1940, of its own selection, having an aggregate capital, surplus, and undivided profits, as shown by its last published report, of not less than $25,000,000, all securities, funds and other properties held by the Custodian and all instruments held by the Custodian relative thereto and all other property held by it under this Contract and to transfer to an account of such successor custodian all of the Trust's securities held in any Securities System. Thereafter, such bank or trust company shall be the successor of the Custodian under this Contract.

         In the event that securities, funds and other properties remain in the possession of the Custodian after the date of termination hereof owing to failure of the Trust to procure the certified copy of the vote referred to or of the Board of Trustees to appoint a successor custodian, the Custodian shall be entitled to fair compensation for its services during such period as the Custodian retains possession of such securities, funds and other properties and the provisions of this Contract relating to the duties and obligations of the Custodian shall remain in full force and effect.

11. Interpretive and Additional Provisions. In connection with the operation of this Contract, the Custodian and the Trust may from time to time agree on such provisions interpretive of or in addition to the provisions of this Contract as may in their joint opinion be consistent with the general tenor of this Contract. Any such interpretive or additional provisions shall be in a writing signed by both parties and shall be annexed hereto, provided that no such interpretive or additional provisions shall contravene any applicable federal or state regulations or any provision of the Declaration of Trust of the Trust. No interpretive or additional provisions made as provided in the preceding sentence shall be deemed to be an amendment of this Contract.

12.      Massachusetts Law to Apply

         This  Contract  shall  be  construed  and  the  provisions   thereof
interpreted under and in accordance with laws of The Commonwealth of Massachusetts.

13.      Prior Contracts

         This Contract supersedes and terminates, as of the date hereof, all prior contracts between the Trust and the Custodian relating to the custody of the Trust's assets.

         IN WITNESS WHEREOF, each of the parties has caused this instrument to be executed in its name and behalf by its duly authorized representative and its seal to be hereunder affixed as of the 20th day of May, 1987.




ATTEST                                  MFS GOVERNMENT MARKETS INCOME TRUST




DANIEL M. JAFFE                         By:      RICHARD B. BAILEY
Daniel M. Jaffe                                  Richard B. Bailey



ATTEST                                  STATE STREET BANK AND TRUST COMPANY



J. FARRELL                              By:      ILLEGIBLE
J. Farrell                                       (Illegible)
Assistant Secretary                              Vice President